UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 18, 2010

River Rock Entertainment Authority

(Exact name of registrant as specified in its charter)

Not Applicable	333-115186	68-0490898
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3250 Highway 128 East Geyserville, California	95441
(Address of principal executive offices)	(Zip Code)

(707) 857-2777

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 — Registrant’s Business and Operations

Item 5.02(b).  Election of Directors

On September 18, 2010, voting members of the Tribal Council of the Dry Creek Rancheria Band of Pomo Indians (the “Tribe”) nominated candidates for election to the Tribe’s Board of Directors.  Four of the five current members of the Tribe’s Board of Directors were nominated and accepted such nomination. Vice Chairman Gus Pina chose not to stand for reelection. The Tribe will hold its general election on November 6, 2010 at which all five seats on the Board of Directors will be voted upon by the voting members of the Tribal Council. The elected directors will assume their offices immediately upon election.  The elected members of the Tribe’s Board of Directors serve in the same capacity on the Authority’s Board of Directors.

The information in this Current Report shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 21, 2010
River Rock Entertainment Authority

	By:	/s/ David Fendrick
David Fendrick Chief Executive Officer